UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 14, 2014, Par Petroleum Corporation (the “Company”) issued a press release announcing that its previously announced common stock rights offering (the “Rights Offering”) was fully subscribed through the exercise of the basic subscription and oversubscription privileges and that it will issue all 6,364,512 shares of common stock offered. The Rights Offering resulted in gross proceeds, before expenses, of approximately $101.8 million. Immediately following the completion of the Rights Offering, the Company will have approximately 36,651,426 shares of common stock outstanding. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The legal opinion of Porter Hedges LLP relating to the shares of common stock of the Company being issued in connection with the Rights Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Porter Hedges LLP.

23.1	Consent of Porter Hedges LLP (included in Exhibit 5.1).

99.1	Press Release dated August 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: August 14, 2014	/s/ Brice Tarzwell
Brice Tarzwell
Senior Vice President, Chief Legal
Officer and Secretary

PAR PETROLEUM CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit

5.1	Opinion of Porter Hedges LLP.

23.1	Consent of Porter Hedges LLP (included in Exhibit 5.1).

99.1	Press Release dated August 14, 2014.

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